Exhibit 99.1

SB Financial Group Announces Fourth Quarter 2020 Results

DEFIANCE, OH, January 28, 2021 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the fourth quarter and twelve months ended December 31, 2020.

Fourth quarter 2020 highlights over prior-year fourth quarter include:

●	Net income of $5.4 million up $2.0 million or 59.6 percent; diluted earnings per share (“EPS”) of $0.71, up $0.29 per share or 69.0 percent

●	Adjusted net income, excluding the impact of the Originated Mortgage Servicing Rights (“OMSR”) recapture, was $5.8 million, which yields an increase in adjusted EPS of $0.06 to $0.77

●	Mortgage origination volume of $169.0 million, an increase of $31.5 million, or 22.9 percent

●	Pre-tax, pre-provision income of $7.5 million, up $3.1 million or 70.6 percent

The twelve months ended December 31, 2020, highlights over the prior-year twelve months include:

●	Net income of $14.9 million; diluted EPS of $1.96

●	Adjusted net income, excluding the impact of OMSR and Edon merger costs, rose to $18.8 million, up $5.9 million, or 46.1 percent, with adjusted EPS of $2.44

●	Return on Average Assets (“ROAA”) of 1.29 percent; adjusted ROAA of 1.61 percent

●	Loan growth of $47.2 million, or 5.7 percent, which includes Paycheck Protection Program (“PPP”) loan balances and loans acquired in the Edon acquisition.

●	Deposit growth of $213.9 million, or 25.4 percent, driven by PPP balances and the Edon acquisition

●	Mortgage origination volume of $694.2 million; servicing portfolio of $1.3 billion, which is up $101 million, or 8.4 percent

Highlights	Three Months Ended			Twelve Months Ended
($ in thousands, except per share & ratios)	Dec. 2020	Dec. 2019	% Change	Dec. 2020	Dec. 2019	% Change
Operating revenue	$18,153	$14,555	24.7%	$66,026	$52,842	24.9%
Interest income	10,589	11,205	-5.5%	42,635	44,400	-4.0%
Interest expense	1,338	2,609	-48.7%	6,705	9,574	-30.0%
Net interest income	9,251	8,596	7.6%	35,930	34,826	3.2%
Provision for loan losses	800	300	166.7%	4,500	800	462.5%
Noninterest income	8,902	5,959	49.4%	30,096	18,016	67.1%
Noninterest expense	10,684	10,176	5.0%	43,087	37,410	15.2%
Net income	5,358	3,358	59.6%	14,944	11,973	24.8%
Earnings per diluted share	0.71	0.42	69.0%	1.96	1.51	29.8%
Return on average assets	1.73%	1.28%	35.2%	1.29%	1.16%	11.2%
Return on average equity	15.05%	9.93%	51.6%	10.74%	8.99%	19.5%

Non-GAAP Measures
Adjusted net income	$5,841	$3,119	87.3%	$18,757	$12,838	46.1%
Adjusted diluted EPS	0.77	0.39	97.4%	2.44	1.62	50.6%
Adjusted return on average assets	1.89%	1.26%	50.0%	1.61%	1.24%	29.8%
Adjusted pre-tax, pre-provision income	8,172	4,076	100.5%	19,685	16,526	19.1%

“The fourth quarter completed a record year of earnings for our Company. We earned $0.71 per share in the quarter up 69 percent from the prior year and for the full year $1.96, which was up 30 percent over the prior twelve months,” said Mark A. Klein, Chairman, President, and CEO of SB Financial. “We had significant contributions from our lending teams in the PPP initiative and our Residential Mortgage group originated record volume during 2020. We were especially pleased to have returned over $10 million to our shareholders in the form of dividends and buybacks this past year and to have increased shareholder book value by nearly 11 percent.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total operating revenue, consisting of net interest income and noninterest income, was up 24.7 percent from the fourth quarter of 2019 and for the year was up 24.9 percent.

●	Net interest income was up 7.6 percent from the year-ago quarter, and remained flat to the linked quarter.

●	Net interest margin on a fully taxable equivalent basis (FTE) was down from the year-ago quarter by 49 basis points and down 20 basis points from the linked quarter due to higher transactional cash balances, slower PPP forgiveness realization and lower mortgage volume. Loan yields are down 60 bps with the decline in the rate curve.

●	Noninterest income was up 49.4 percent year over year but down 14.5 percent from the linked quarter, due to servicing rights impairment and lower mortgage volume.

Mortgage Loan Business

Mortgage loan originations for the fourth quarter of 2020 were $169.0 million, up $31.5 million, or 22.9 percent, from the year-ago quarter. Total sales of originated loans were $143.2 million, up $15.7 million, or 12.3 percent. For the full year, SB Financial had total volume of $694.2 million, of which $290.9 million (42 percent) was new purchase/construction lending, $217.0 million (31 percent) was internal refinance, and the remaining $186.3 million (27 percent) was new customer refinance volume.

Net mortgage banking revenue, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $6.2 million for the fourth quarter of 2020, compared to $3.4 million for the year-ago quarter. The mortgage servicing valuation adjustment for the fourth quarter of 2020 was a negative $0.6 million, compared to a positive adjustment of $0.3 million for the fourth quarter of 2019. For the year, the impairment on servicing rights was $3.6 million, compared to $1.1 million for the prior year. The aggregate servicing valuation impairment ended the quarter at $4.9 million. The servicing portfolio at December 31, 2020, was $1.3 billion up $100.6 million or 8.4 percent, from $1.2 billion at December 31, 2019. Normal amortization is up 124 percent from the prior year due to higher refinance activity.

Mr. Klein noted, “Our mortgage machine continued at a brisk pace in the quarter with nearly $170 million in volume and for the year we were just a few loans shy of $700 million. Our sales and processing teams set a new standard of excellence with over 3,100 units closed during the year, and the gain on sale yields continued at high levels in the quarter allowing us to overcome the effects of the servicing rights impairment. We can add to book value in the future with the potential realization of our $4.9 million in valuation impairment.”

Mortgage Banking
($ in thousands)	Dec. 2020	Sep. 2020	Jun. 2020	Mar. 2020	Dec. 2019
Mortgage originations	$168,997	$200,158	$223,671	$101,365	$137,528
Mortgage sales	143,151	166,201	204,628	84,476	127,441
Mortgage servicing portfolio	1,299,698	1,293,037	1,261,746	1,216,292	1,199,107
Mortgage servicing rights	7,759	8,535	8,168	8,974	11,017

Mortgage servicing revenue
Loan servicing fees	857	813	782	757	740
OMSR amortization	(1,283)	(1,308)	(1,574)	(597)	(709)
Net administrative fees	(426)	(495)	(792)	160	31
OMSR valuation adjustment	(611)	326	(1,088)	(2,212)	303
Net loan servicing fees	(1,037)	(169)	(1,880)	(2,052)	334
Gain on sale of mortgages	7,197	8,085	8,119	1,949	3,048
Mortgage banking revenue, net	$6,160	$7,916	$6,239	$(103)	$3,382

Noninterest Income and Noninterest Expense

SB Financial’s noninterest income includes revenue from a diverse group of services, such as wealth management, deposit fees, residential loan sales and the sale of Small Business Administration (SBA) and U.S. Department of Agriculture (USDA) loans. Wealth management assets under the Company’s care were $558.4 million as of December 31, 2020, up $50.7 million, or 10.0 percent, compared to the prior year. For the fourth quarter of 2020, noninterest income as a percentage of total operating revenue was 49.0 percent. Reflective of the robust mortgage market, SB Financial’s Title Agency provided revenue in the quarter of $0.5 million, up 32.8 percent from the prior year.

For the fourth quarter of 2020, noninterest expense of $10.7 million was up $0.5 million year over year or 5.0 percent reflecting a 4.9 times positive operating leverage. On a full year basis, noninterest expense of $43.1 million is up $5.7 million or 15.2 percent. Operating leverage for the year was a positive 1.6 times, however when adjusted for the Edon merger costs, operating leverage improves to 2.1 times.

Mr. Klein stated, “We continued to see the positive effects to net income this quarter from the resources we have allocated to our revenue lines. Our commitment to technology, hedging and geographic expansion continued to pay dividends as our revenue growth exceeded expense growth by over two times and we continue to realize significant benefits from our commitment to the mortgage business line for each of our stakeholders.”

Noninterest Income / Noninterest Expense
($ in thousands, except ratios)	Dec. 2020	Sep. 2020	Jun. 2020	Mar. 2020	Dec. 2019
Noninterest Income (NII)	$8,902	$10,418	$8,615	$2,161	$5,959
NII / Total Revenue	49.0%	52.9%	49.3%	20.2%	40.9%
NII / Average Assets	2.9%	3.4%	3.0%	0.8%	2.3%
Total Revenue Growth	24.7%	36.4%	39.6%	-5.6%	16.0%

Noninterest Expense (NIE)	$10,684	$11,335	$11,662	$9,406	$10,176
Efficiency Ratio	58.8%	57.5%	66.7%	87.8%	69.9%
NIE / Average Assets	3.5%	3.7%	4.0%	3.5%	3.9%
Net Noninterest Expense/Avg. Assets	-0.6	-0.3	-1.0%	-2.7%	-1.6%
Total Expense Growth	5.0%	19.3%	28.0%	9.0%	15.0%
Operating Leverage	4.9	1.9	1.4	-0.6	1.1

Balance Sheet

Total assets as of December 31, 2020, were $1.26 billion, up $219.3 million, or 21.1 percent, from the year ago quarter due to the impact of the Edon acquisition and the PPP activity. Total equity as of December 31, 2020, was $142.9 million, up 5.0 percent from a year ago, and comprised 11.4 percent of total assets.

Total loans held for investment were $872.7 million at December 31, 2020, up $47.2 million, or 5.7 percent, from December 31, 2019. Commercial loans were up $52.2 million, or 34.6 percent, commercial real estate up $1.0 million or 0.3 percent and agricultural loans increasing $4.3 million, or 8.3 percent. Absent the effects of the Edon acquisition and PPP loans, loan balances were down $44.7 million from the year ago quarter.

The investment portfolio of $154.7 million, including shares in the Federal Reserve Bank and Federal Home Loan Bank, represented 12.3 percent of assets at December 31, 2020, and was up 46.5 percent from the year-ago period. Deposit balances of $1.05 billion at December 31, 2020, increased by $213.9 million, or 25.5 percent, since December 31, 2019. Growth from the prior year included $144.1 million in checking and $69.8 million in savings and time deposit balances.

Mr. Klein continued, “We allocated more to our loan loss allowance in the quarter despite what we see as relatively stable asset quality. We continue to prepare for potential COVID impacts to our clients and other credit unknowns. For the year, we set aside $4.5 million in provision expense compared to credit losses of $0.7 million. We have been able to offset the provision expense with our PPP revenue and the pandemic related expense reductions we realized during the year. Adjusting for our PPP balances, our reserve level ended the year at $12.6 million, or 1.56 percent of loans, compared to the $8.8 million and 1.06 percent at the end of the prior year.”

Loan Balances
($ in thousands, except ratios)	Dec. 2020	Sep. 2020	Jun. 2020	Mar. 2020	Dec. 2019	Annual Growth
Commercial	$203,256	$216,667	$222,108	$151,538	$151,018	$52,238
% of Total	23.3%	24.5%	24.6%	18.2%	18.3%	34.6%
Commercial RE	370,984	371,947	375,450	378,212	369,962	1,022
% of Total	42.5%	42.0%	41.6%	45.5%	44.8%	0.3%
Agriculture	55,251	57,420	58,817	47,660	50,994	4,257
% of Total	6.3%	6.5%	6.5%	5.7%	6.2%	8.3%
Residential RE	182,076	178,393	184,684	189,738	189,290	(7,214)
% of Total	20.9%	20.1%	20.6%	22.9%	22.9%	-3.8%
Consumer & Other	61,156	61,423	60,489	63,616	64,246	(3,090)
% of Total	7.0%	6.9%	6.7%	7.7%	7.8%	-4.8%
Total Loans	$872,723	$885,850	$901,548	$830,764	$825,510	$47,213
Total Growth Percentage						5.7%

Deposit Balances
($ in thousands, except ratios)	Dec. 2020	Sep. 2020	Jun. 2020	Mar. 2020	Dec. 2019	Annual Growth
Non-Int DDA	$251,649	$225,003	$229,042	$170,920	$158,357	$93,292
% of Total	24.0%	22.2%	23.1%	19.8%	18.8%	58.9%
Interest DDA	176,785	164,248	154,143	133,722	131,084	45,701
% of Total	16.9%	16.2%	15.6%	15.5%	15.6%	34.9%
Savings	174,864	169,474	161,182	138,863	119,359	55,505
% of Total	16.7%	16.7%	16.2%	16.0%	14.1%	46.5%
Money Market	216,164	204,862	189,380	169,209	173,666	42,498
% of Total	20.6%	20.2%	19.1%	19.6%	20.7%	24.5%
Time Deposits	229,549	250,428	256,840	251,177	257,753	(28,204)
% of Total	21.9%	24.7%	25.9%	29.2%	30.9%	-10.9%
Total Deposits	$1,049,011	$1,014,015	$990,587	$863,891	$840,219	$208,792
Total Growth Percentage						24.8%

Asset Quality

SB Financial reported nonperforming assets of $7.3 million as of December 31, 2020, up $0.6 million from the year-ago quarter. The coverage of nonperforming loans by the loan loss allowance was at 174 percent at December 31, 2020, up from 137 percent at December 31, 2019.

Nonperforming Assets
($ in thousands, except ratios)	Dec. 2020	Sep. 2020	Jun. 2020	Mar. 2020	Dec. 2019	Annual Change
Commercial & Agriculture	$946	$1,140	$1,204	$1,309	$1,772	$(826)
% of Total Com./Ag. loans	0.37%	0.42%	0.43%	0.66%	0.88%	-46.6%
Commercial RE	2,369	2,475	2,484	1,816	1,826	543
% of Total CRE loans	0.63%	0.67%	0.66%	0.48%	0.49%	29.7%
Residential RE	2,671	2,481	2,538	2,330	1,635	1,036
% of Total Res. RE loans	1.51%	1.39%	1.37%	1.23%	0.86%	63.4%
Consumer & Other	440	313	308	327	267	173
% of Total Con./Oth. loans	0.70%	0.51%	0.51%	0.51%	0.42%	64.8%
Total Nonaccruing Loans	6,426	6,409	6,534	5,782	5,500	926
% of Total loans	0.74%	0.72%	0.72%	0.70%	0.67%	16.8%
Accruing Restructured Loans	810	789	804	816	874	(64)
Total Change (%)						-7.3%
Total Nonaccruing & Restructured Loans	7,236	7,198	7,338	6,598	6,374	862
% of Total loans	0.83%	0.81%	0.81%	0.79%	0.77%	13.5%
Foreclosed Assets	23	76	382	85	305	(282)
Total Change (%)						-92.5%
Total Nonperforming Assets	$7,259	$7,274	$7,720	$6,683	$6,679	$580
% of Total assets	0.58%	0.60%	0.64%	0.61%	0.64%	8.7%

The Company continued to provide payment relief to clients as needed, with total forbearance as of December 31, 2020 of 83 loans at $39.7 million. The detail on these deferrals; 9 commercial at $28.0 million down $8.3 million from the linked quarter, zero portfolio residential and consumer loans, down $2.0 million from the linked quarter and 74 sold residential real estate loans at $11.7 million, down $30.6 million from the linked quarter.

Loans in Deferral Status
($ in thousands, except ratios)	Dec. 2020	Sep. 2020	Jun. 2020	Linked Qtr. Change

Total Commercial	$28,032	$36,366	$142,682	$(8,334)

Total Consumer	-	28	350	(28)

Total Portfolio Mortgage	-	1,959	10,274	(1,959)
Total Balance Sheet Deferrals	$28,032	$38,353	$153,306	$(10,321)

% of Total loans	3.21%	4.33%	17.00%	-1.12%

Total Sold Mortgage	$11,685	$42,317	$41,751	$(30,632)

Webcast and Conference Call

The Company will hold a related conference call and webcast on January 29, 2021, at 11:00 a.m. EST. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 22 offices; 21 in nine Ohio counties and one in Fort Wayne, Indiana, and 23 full-service ATMs. State Bank has five loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and opinions throughout the Tri-State region. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”.

In May 2020, SB Financial was ranked #125 on the American Banker Magazine’s list of Top 200 Publicly Traded Community Banks and Thrifts based on three-year average return on equity (“ROE”).

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, the duration and scope of the COVID-19 outbreak in the United States and the market areas in which SB Financial and its subsidiaries operate, including the impact to the state and local economies of prolonged shelter in place orders and the pandemic generally, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the non-GAAP items of OMSR impairment and merger related costs from net income to report an adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

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